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                                                                    EXHIBIT 99.2

                   [NOVEN PHARMACEUTICALS, INC. LETTERHEAD]
                             FOR IMMEDIATE RELEASE

                    CORRECTION: NOVEN RIGHTS PLAN RECORD DATE
                            SET FOR NOVEMBER 19, 2001

MIAMI, FLORIDA, NOVEMBER 7, 2001 -- Noven Pharmaceuticals, Inc. (Nasdaq: NOVN) today issued a correction to its November 6 press release announcing adoption of a Stockholder Rights Plan (the "Rights Plan"). The dividend distribution of one preferred stock purchase right for each outstanding share of Noven common stock will be payable to stockholders of record at the close of business on November 19, 2001, not November 16, 2001 as previously announced. Details of the Rights Plan will be outlined in a letter to be mailed to stockholders on or about the record date of November 19, 2001.

Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, is a leader in the development of transdermal and transmucosal drug delivery technologies and products. For additional information on Noven, visit www.noven.com.

CONTACT:

Joseph C. Jones
Vice President - Corporate Affairs
Noven Pharmaceuticals, Inc.
(305) 253-1916